UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011 (December 19, 2011)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 19, 2011, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) issued a press release to announce that it has completed a tender offer repurchasing from its shareholders 2,040,816 shares of its common stock at a price of $9.80 per share, or an aggregate amount of approximately $20 million. The tender offer expired at 12:00 Midnight, Eastern Standard Time, on December 1, 2011 and, as of December 19, 2011, all payments for the shares repurchased have been distributed to the tendering shareholders.

A copy of the press release announcing the completion of the tender offer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: December 19, 2011	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)